Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Quotient Technology Inc. (the “Company”) on Form 10-K for the period ending December 31, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronald Fior, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 27, 2019	By:	/s/ Ronald Fior
Ronald Fior Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)